EXHIBIT 10.10
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                            CONSULTING AGREEMENT
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      THIS AGREEMENT is entered into as of February 18, 2000 between CFC
ADVISORY SERVICES LIMITED PARTNERSHIP (the "Consultant") and BANYAN STRATEGIC REALTY TRUST (the "Owner").


                               R E C I T A L S
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      A.    Owner owns or is a member or partner in an entity that owns title to the real estate listed on Exhibit A attached hereto and made a part hereof (individually, or collectively, as the context may require, the "Property").

      B. Owner desires to retain Consultant to perform the consulting services set forth in Part I hereof.

      THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Owner and the Consultant agrees as follows:


                                   PART I

                            CONSULTING AGREEMENT

      1. The Consultant shall review and analyze information regarding each Property. Such review and analysis shall include the following:

            (a) Review and analyze the information to be furnished by Owner as requested by Consultant;

            (b) Meet with Owner in order to gain further insight into the Owner's plans, budgets and forecasts;

            (c) Conduct site inspections of each Property and its local market and test Owner's assumptions and conclusions regarding the estimated future cash flow of each Property;

            (d) Test the sensitivity of the estimated cash flow of each Property by utilizing alternative economic, market and property assumptions and assess the anticipated volatility of the estimated future cash flow of each Property; and

            (e) Stratify and analyze the portfolio of Properties into groupings of properties by:

                  (i)   Property type;
                  (ii)  Geographic location;
                  (iii) Leasing status;
                  (iv)  Volatility of cash flow; and
                  (v)   Holding period.

      2. Upon completion of such review and analysis, the Consultant shall prepare and deliver to Owner a memorandum setting forth the results of such review and analysis (the "Analysis Memorandum"), which shall contain the following:

            (a) The estimated fair market value of Owner and its publicly traded common shares;



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            (b)   The estimated fair market value of each Property;

            (c) The estimated fair market value of the Property in certain groupings as set forth above; and

            (d) An assessment of alternative strategies and estimates of the resulting value to shareholders of each strategy.

      3. Consultant expects to complete the review and analysis referred to in Paragraph 1 of this Part I within forty-five (45) days following the receipt of an executed counterpart of this Agreement (together with Consultant's retainer) and the material to be initially requested by Consultant. This time estimate is based upon the scope of the work described above and assumes the full and prompt cooperation of Owner in providing the requested information and meeting to answer questions. Following completion of such review and analysis, Consultant will present the Analysis Memorandum.

      4.    This project will be co-managed by Bruce Cohen, Chief
Investment Officer, and Richard Tannenbaum, Managing Director of the
Consultant.

      5. (a) The Owner shall pay the Consultant the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to perform the services set forth in this Part I. $100,000 of said payment shall be paid to Consultant by Owner concurrently with the execution of this Agreement by the parties hereto, and the balance of $150,000 shall be paid to the Consultant by the Owner upon the furnishing of the Analysis Memorandum by Consultant to Owner.

            (b) The Consultant shall bear all costs and expenses incurred by it in performing its duties under this Agreement relating to general and administrative overhead expenses. Owner will reimburse the Consultant for any out-of-pocket expenses, including the cost of airfare, rental cars, lodging and meals. The Owner will also reimburse the Consultant for any out-of-pocket expenses incurred by Consultant for any data or materials required to be purchased by Consultant in connection with the performance of its duties hereunder. The Owner shall pay to the Consultant all amounts due the Consultant in connection with this Section 5(b) within ten (10) days after receipt by the Owner of each invoice therefore from the Consultant. The aggregate costs which Owner shall be obligated to pay under this Section 5(b) shall not exceed $25,000.

      6. It is understood that the judgments of the Consultant as set forth in the Analysis Memorandum and its determination of said estimated fair market values shall constitute opinions of the Consultant, and, except as provided herein, the Consultant shall incur no liability with respect thereto. Further, the following assumptions and limiting conditions shall apply to the Analysis Memorandum.

            (a) No responsibility shall be assumed for matters of a legal nature, nor shall Consultant render any opinion as to title, which shall be assumed to be marketable. The Property shall be valued as though owned free and clear, unless otherwise stated in the Analysis Memorandum.

            (b) There are no hidden or unapparent conditions of the Property, sub-soil or structures which would render any Property more or less valuable.

            (c) The existence of potentially hazardous materials used in the construction or maintenance of any building, such as the presence of asbestos, urea formaldehyde foam insulation, PCB's, and/or the existence of any form of toxic waste, which may or may not be present on the Property, shall not be considered.



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            (d)   No survey of the Property shall be made by the Consultant
and no responsibility shall be assumed in connection with such matters. It shall be assumed that the utilization of land and improvements is within the boundaries or property lines of each Property, and that there are no encroachments unless noted within the Analysis Memorandum.

            (e) Except to the actual factual knowledge of any employee of Consultant who shall work on this assignment of any material falsification or inaccuracy, all information, including financial operating statements, along with estimates and opinions obtained from parties not employed by Consultant, including the Owner, shall be assumed to be true and correct. No liability resulting from misinformation shall be assumed by the Consultant.

            (f) Unless noted in the Analysis Memorandum, it shall be assumed that there are no zoning or building violations or restrictions existing in the Property.

            (g) It shall be assumed that the Property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations (including a liquor license where appropriate), and all licenses, permits, certificates, franchises and the like can be freely renewed and/or transferred to a purchaser.

            (h) Except for prohibitions on the prepayment of indebtedness or the payment of premiums with respect thereto, all mortgages, liens, encumbrances, leases and servitudes shall be disregarded unless specified within the Analysis Memorandum.

            (i) The Analysis Memorandum, or any parts thereof, may not be reproduced in any form without permission of the Consultant, nor shall it be disseminated to any third parties, including governmental agencies, or the public through advertising, public relations, news, sales, or other media, or otherwise, without the prior written consent and approval of the Consultant. Notwithstanding the above, Consultant hereby consents to the inclusion of, and the accompanying references to, its Analysis Memorandum in any filing made by the Owner or any "affiliates" (as affiliate is defined in Rule 12b-2 of the Securities Exchange Act of 1934) in compliance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Owner agrees that, for purposes of the above sentence, Consultant shall be provided an opportunity to review the filing and approve any summary description of the Analysis Memorandum.

            (j) The Consultant shall not be required to give testimony or attendance in court by reason of the Analysis Memorandum, unless it is required to do so by operation of law and then at the reasonable cost of Owner.

            (k) The Consultant shall take no responsibility for any events, conditions or circumstances affecting market value of any Property that take place subsequent to either the date of the Analysis Memorandum, or the date of our site inspection, whichever occurs first.

            (l) Estimated values contained in the Analysis Memorandum shall assume both responsible ownership and competent management; however, should Consultant determine in its review and analysis of each Property that such Property is not being competently managed, Consultant shall advise Owner of that determination.



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            (m)   The estimated values to be contained in the Analysis
Memorandum shall be based upon an evaluation of the present general level of the economy of the area, and shall not take into account or make provision for the effect of any rise or decline in local or general economic conditions. To the extent that expenses increase over the economic life of a Property, it shall be assumed that the revenues will be adjusted, to at least offset such increases. Consultant does not warrant that the estimates will be attained, but such estimates will be prepared on the base of information obtained during the course of our analysis.

            (n) The Analysis Memorandum shall assume continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of the Analysis Memorandum or the date of our field inspection, whichever occurs first.

      7. The Owner hereby agrees to indemnify and hold harmless the Consultant, its employees, partners, attorneys and agents, and the officers and directors of its General Partner (the Consultant and all of said persons and entities are hereafter collectively referred to as the "Indemnified Parties"), from and against any and all liabilities, claims, causes of action, damages, costs and expenses which may at any time be asserted, brought or incurred, arising from or relating to this Agreement.

            The Owner waives all claims that they may now have or hereafter have against the Indemnified Parties arising from or relating to this Agreement.

            The indemnifications set forth above shall include, without limitation, any and all fees, costs and expenses, including reasonable attorneys' fees, incurred in defending against, responding to or otherwise dealing with such liabilities, claims, or causes of action.

            The indemnifications set forth above shall not apply to any activity that constitutes gross negligence or willful misconduct. The waivers set forth above shall not apply to any claims that constitute gross negligence, willful misconduct or any claims for direct damages (and not consequential damages) arising out of any material breach by Consultant of its express obligations under this Agreement.

            It is agreed that liability of the Consultant to the Owner is limited to the amount of the fee paid as liquidated damages. This Agreement has been and is made solely for the benefit of Consultant, Owner, its board and any committees thereof and their respective successors and assigns, and no other person shall acquire or have any rights under, or by virtue of, this Agreement.

      8. In the event any claim, suit, action or proceeding shall allege or involve any such alleged willful misconduct or gross negligence as set forth in Paragraph 7 above and without limiting the generality of any such provisions contained herein, the Owner shall defend such claim, suit action or proceeding; but upon any final and non-appeal adjudication of willful misconduct or gross negligence on the part of Indemnified Parties, all amounts paid by the Owner pursuant to Paragraph 7 above shall be repaid by the Consultant to the Owner.


                                   PART II
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GENERAL:
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      1.    None of the rights or interests of the Consultant or Owner hereunder may be assigned, transferred or delegated in whole or in part; and any such purported assignment, transfer or delegation shall be void. The terms and conditions of this Agreement shall be governed by the laws of the State of Illinois.



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      2.    All notices given hereunder shall be:  (i) personally
delivered; or (ii) given by certified mail, return receipt requested, postage prepaid, properly addressed; or (iii) given by a nationally recognized overnight courier service to the address for notices; or (iv) sent by facsimile/telecopy message to the phone number listed below and confirmed forthwith by certified mail as provided in (ii).

            Notice shall be deemed given:  (a) when actually received under
(i) above; (b) two (2) days after deposit in the mail, under (ii) above;
(c) one (1) day after delivery to the courier, under (iii) above; and (d) when sent, under (iv) above, provided a property confirming copy is sent by certified mail. Notices hereunder shall be addressed or telecopied as follows:

To Owner:         BANYAN STRATEGIC REALTY TRUST
                  150 S. Wacker Drive, Suite 2900
                  Chicago, IL  60606
                  Phone:  (312) 553-9800
                  Telecopier:  (312) 553-0450

To Consultant:    CFC ADVISORY SERVICES LIMITED PARTNERSHIP
                  2 North LaSalle Street, Suite 800
                  Chicago, IL  60602
                  Phone:  (312) 346-5680
                  Telecopier:  (312) 346-6669

      3. This Agreement constitutes the entire agreement between Owner and Consultant regarding the subject matter hereof and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment, alteration or withdrawal of this Agreement shall be valid or binding unless made in writing and signed by both Owner and Consultant.
Any purported amendment, modification or withdrawal which is oral shall be void and of no effect whatsoever. This Agreement shall be binding upon the heirs, successors and assignees of the parties.

      4. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws. However, if any provision of this Agreement shall be held to be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

      5. Any number of counterparts of this Agreement may be executed and delivered, and each shall be considered an original and together they shall constitute one (1) Agreement.

      6. Should either party employ any attorney or attorneys to enforce any of the provisions hereof, to protect its interest in any manner arising under this Agreement or to recover damages for the breach of this Agreement, the non-prevailing party in any action pursued in courts of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party, all reasonable costs, damages and expense, including attorneys' fees and expenses of litigation, expended or incurred in connection therewith.




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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                              CFC ADVISORY SERVICES LIMITED PARTNERSHIP

                              By:   COHEN REALTY SERVICES, INC.,
                                    its General Partner


                                    By:
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                                    Name:
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                                    Title: President


                              BANYAN STRATEGIC REALTY TRUST


                              By:
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                              Name:
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                              Its:
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